EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-110980), Form S-1 (No. 333-102077), Form S-8 (No. 333-101136), Form S-3 (No. 333-114921) and Form S-8 (No. 333-117394) of NII Holdings, Inc. of our report dated March 11, 2004, except for Note 2, as to which the date is March 25, 2005, and the last paragraph of Note 19, as to which the date is March 22, 2004, relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.

McLean, Virginia
March 25, 2005

/s/ PricewaterhouseCoopers LLP